FORM 8-K



             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549



                       CURRENT REPORT



           Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934

              Date of Report (Date of Earliest
            Event Reported):  February 19, 1998




            CHIQUITA BRANDS INTERNATIONAL, INC.
   (Exact name of registrant as specified in its charter)




     New Jersey             1-1550          04-1923360
    (State or other      (Commission        (IRS Employer
    jurisdiction of      File Number)   Identification No.)
   incorporation)


     250 East Fifth Street, Cincinnati, Ohio 45202
           (Address of principal executive offices)


     Registrant's telephone number, including area code:
                        (513) 784-8000



           INFORMATION TO BE INCLUDED IN THE REPORT

Items 1, 2, 3, 4, 6, 7, 8 and 9 are not applicable and are omitted from this Report.

Item 5.   Other Events

     The Company is making this filing in order to incorporate by reference the information contained herein into the Company's Registration Statement on Form S-3 No. 333-46373.

     On February 19, 1998, approximately 5,000 workers in the Company's Armuelles division in western Panama commenced a strike citing numerous grievances. These workers had recently entered into a new collective bargaining agreement with the Company. The strike has resulted in a temporary curtailment of the bananas produced in Company-owned farms in this division; last year this fruit represented approximately 8% of the bananas marketed by Chiquita. The lost volume is being partially replaced through purchases of bananas from alternative sources. The Company is continuing to perform limited agricultural practices on the affected acreage using outside contractors. At this time, the Company cannot predict how long the strike will last.



                          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its
behalf   by  the  undersigned  hereunto  duly authorized.


Date:  March 6, 1998          CHIQUITA BRANDS INTERNATIONAL, INC.

                         By:  /s/William A. Tsacalis
                              ---------------------------
                              William A. Tsacalis
                              Vice President and Controller